UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2025

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Dearborn Street, 20th Floor Chicago, IL 60603
(Address of Principal Executive Offices, Including Zip Code)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert J. Lange as Chief Executive Officer and President

On March 17, 2025, the Board of Directors (the “Board”) of Highlands REIT, Inc. (the “Company”) appointed Robert J. Lange to serve as Chief Executive Officer, President, and Secretary of the Company, effective immediately.

Prior to his appointment as Chief Executive Officer of the Company, Mr. Lange, age 42, served as our Executive Vice President, Chief Operating Officer, General Counsel and Secretary since 2016. As General Counsel, Mr. Lange was responsible for all legal functions at Highlands. As Chief Operating Officer, Mr. Lange was charged with overseeing its operations, including strategic planning, non-core asset management, investor relations, human resource matters, risk management, as well as property and corporate insurance. Prior to joining Highlands in 2016, Mr. Lange was Vice President, Head Corporate Counsel and Assistant Secretary at InvenTrust Properties Corp. In that capacity, he oversaw all aspects of InvenTrust’s corporate legal affairs. Prior to joining InvenTrust in 2014, Mr. Lange practiced law at Skadden Arps Slate Meagher & Flom LLP, where he represented companies in mergers and acquisitions and advised clients on a broad variety of general corporate matters. Mr. Lange received a Bachelor of Business Administration degree, with distinction, from the University of Wisconsin – Madison and a Juris Doctor degree, with honors, from the University of Chicago.

There was no arrangement or understanding between Mr. Lange and any other person(s) pursuant to which he was appointed to serve as Chief Executive Officer, President and Secretary of the Company, and Mr. Lange does not have any family relationships with any of the Company’s executive officers or directors. Mr. Lange has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Resignation of Richard Vance as CEO, President and Director

On March 17, 2025, Richard Vance, President and Chief Executive Officer and director of the Company, retired from the Company and resigned from the Board. Mr. Vance resigned from his executive positions and from the Board in order to step back from his day-to-day management responsibilities and to ensure an orderly succession in leadership. His resignation was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and the Board extend their gratitude to Mr. Vance for his contributions to the Company.

In connection with Mr. Vance’s resignation, the Board reduced the size of the Board from three members to two members.

The Company intends to enter into a separation agreement (the “Separation Agreement”) with Mr. Vance that will provide for the terms of Mr. Vance’s separation from employment. The Company will provide a description of the material terms of the Separation Agreement by filing an amendment to this Current Report on Form 8-K after the Separation Agreement is executed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: March 17, 2025            By:     /s/ Robert J. Lange
Name:     Robert J. Lange
Title:    Chief Executive Officer, President and Secretary
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